UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2007 (March 23, 2007)

MID-AMERICA APARTMENT COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

TENNESSEE	1-12762	62-1543819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300
Memphis, Tennessee	38138
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 682-6600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 23, 2007, the Compensation Committee of the registrant’s Board of Directors adopted an annual bonus plan for 2007 for executive officers.

The plan determines a bonus opportunity capped at 200% of base salary, with a discretionary modifier that can be applied by the Compensation Committee at its discretion, allowing the cap to be lowered to 150% of base salary or raised to 250% of base salary. 80% of the bonus opportunity is calculated as a percent of salary based on a sliding scale of year-over-year funds from operation (“FFO”) growth. In determining FFO growth, the Compensation Committee has the ability to factor in any material and non-recurring events that may or may not occur that impact the registrant’s FFO performance, but may or may not subsequently impact the registrant’s share price, to help ensure that the potential bonus is in line with actual shareholder performance realized for the year. 20% of the bonus opportunity will be determined based on each executive officer’s individual performance in meeting the goals in their respective personal plans. The goals for each participant are required to be approved by the Compensation Committee.

A copy of the plan is set forth on Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
10.1	2007 Executive Annual Bonus Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.
Date: March 23, 2007	/s/Simon R.C. Wadsworth
Simon R.C. Wadsworth
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)